UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2011

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 21, 2011, Medallion Bank (the “Bank”) issued and sold, and the United States Department of the Treasury (“Treasury”) purchased, 26,303 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series E (“Preferred Stock”), for an aggregate purchase price of approximately $26.3 million under the Small Business Lending Fund Program (“SBLF”). In connection with the issuance of the Preferred Stock, the Bank exited the TARP Capital Purchase Program (“TARP”) by redeeming all $22.3 million of the preferred stock outstanding under the program. In addition, the Bank received additional funds of approximately $3.95 million. The Bank will pay an initial dividend rate of 1% on the Series E Preferred Stock.

On July 25, 2011, Medallion Financial Corp. (the “Company”) issued a press release announcing the Bank’s repurchase of preferred stock issued to the Treasury pursuant to TARP, and the Bank’s newly acquired investment from the Treasury under SBLF. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release, dated July 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry Hall
Name: Larry Hall Title: Chief Financial Officer

Date: July 26, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 25, 2011.

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